UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): August 2, 2019

EHEALTH, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33071	56-2357876
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)
2625 AUGUSTINE DRIVE, SECOND FLOOR
SANTA CLARA, CALIFORNIA, 95054
(Address of principal executive offices) (Zip Code)

(650) 584-2700
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	EHTH	The NASDAQ Stock Market LLC

EXPLANATORY NOTE

This Amendment No. 1 to Current Report on Form 8-K (this “Form 8-K/A”) amends the Current Reports on Form 8-K of eHealth, Inc. (the “Company”) filed with the Securities and Exchange Commission on August 6, 2019 and August 29, 2019 (collectively, the “Original Form 8-Ks”).  The Original Form 8-Ks reported the appointments of Dale B. Wolf as a Class III director on the Company’s Board of Directors (the “Board”) and Beth A. Brooke as a Class II director on the Board, respectively. Pursuant to Instruction 2 to Item 5.02 of Form 8-K, this Form 8-K/A is being filed solely to provide the information called for in Item 5.02(d)(3) of Form 8-K that had not been determined at the time of filing of the Original Form 8-Ks.

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 13, 2019, the Board appointed Mr. Wolf to serve as Chairperson of the Compensation Committee and as a member of the Nominating and Corporate Governance Committee and the Equity Incentive Committee. On September 13, 2019, the Board also appointed Ms. Brooke to serve as a member of the Audit Committee and the Strategy Committee and as Chairperson of the Government and Regulatory Affairs Committee.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	September 17, 2019	eHealth, Inc.
	By:	/s/ Scott Giesler Scott Giesler Senior Vice President, General Counsel and Secretary